UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2007
POLYMEDICA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-19842	04-3033368

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

701 Edgewater Road, Suite 360	01880
Wakefield, Massachusetts

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 486-8111
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
As previously disclosed, on August 27, 2007, PolyMedica Corporation, a Massachusetts corporation (“PolyMedica”), Medco Health Solutions, Inc., a Delaware corporation (“Medco”), and Macq Corp., a Massachusetts corporation and wholly owned subsidiary of Medco (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). On October, 31, 2007, the parties to the Merger Agreement filed with the Secretary of the Commonwealth of Massachusetts Articles of Merger, upon filing of which the merger became effective (the “Effective Time”) and PolyMedica completed its merger with Merger Sub pursuant to the terms of the Merger Agreement (the “Merger”). Pursuant to the terms of the Merger Agreement, at the Effective Time, each share of common stock, par value $0.01 per share of PolyMedica issued and outstanding immediately prior to the Effective Time (“PolyMedica Common Stock”) was cancelled and automatically converted into the right to receive $53 in cash, without interest, and PolyMedica became a wholly owned subsidiary of Medco.
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
PolyMedica and LaSalle Bank National Association (the “Trustee”) are parties to an Indenture, dated as of September 16, 2006, pursuant to which PolyMedica issued its 1% Convertible Subordinated Notes due September 15, 2011 (the “Indenture”). On October 31, 2007, prior to the Merger, PolyMedica and the Trustee entered into a Supplemental Indenture, which provides, as required by the Indenture, that holders who surrender their securities for conversion have the right to receive, in lieu of cash and PolyMedica Common Stock, the amount of cash that such holder would have been entitled to receive upon the Merger had the securities been converted immediately prior to the Merger, subject to adjustments of the conversion price which shall be as nearly equivalent as may be practicable to the adjustments of the conversion price provided for in the Indenture.
The description above is a summary of the terms of the Indenture and the Supplemental Indenture. This description does not purport to be complete and it is qualified in its entirety by reference to the agreements themselves. A copy of the Indenture is attached to this report as Exhibit 10.1 and is incorporated herein by reference. A copy of the Supplemental Indenture is attached to this report as Exhibit 10.2 and is incorporated herein by reference.
ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING
In connection with the completion of the Merger, on October 31, 2007, PolyMedica notified The NASDAQ Stock Market (“NASDAQ”) that, at the Effective Time, each share of PolyMedica Common Stock had been cancelled and automatically converted into the right to receive $53 in cash, without interest thereon, and requested that NASDAQ file with the Securities and Exchange Commission an application on Form 25 to report that PolyMedica Common Stock is no longer listed on NASDAQ.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITYHOLDERS
Pursuant to the Merger Agreement, at the Effective Time, each share of PolyMedica Common Stock was cancelled and automatically converted in to the right to receive $53 in cash, without interest. On October 31, 2007, PolyMedica’s 1% Convertible Subordinated Notes due September 15, 2011 were amended pursuant to the Supplemental Indenture as described in Item 1.01 above.
ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT
On October 31, 2007, PolyMedica completed the Merger pursuant to the terms of the Merger Agreement and became a wholly owned subsidiary of Medco.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
As contemplated by the Merger Agreement, at the Effective Time, Samuel L. Shanaman, Marcia J. Hooper, Walter R. Maupay, Frank W. LoGerfo, M.D., Edward A. Burkhardt, William C. Van Faasen, Alan D. Solomont, James J. Mahoney, Jr., Krishna G. Palepu and Patrick T. Ryan resigned as directors of PolyMedica and the directors of Merger Sub became the directors of PolyMedica.
As contemplated by the Merger Agreement, at the Effective Time, Patrick T. Ryan, Stephen C. Farrell, Devin J. Anderson, Esq., and Jonathan Starr resigned as officers of PolyMedica and the officers of Merger Sub became the officers of PolyMedica.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
As contemplated by the Merger Agreement, PolyMedica’s Amended and Restated Articles of Organization and Amended and Restated Bylaws were amended and restated at the Effective Time so that they read substantially as the Articles of Organization and By-laws of Merger Sub.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits

2.1	Agreement and Plan of Merger, dated as of August 27, 2007, by and among PolyMedica Corporation , Medco Health Solutions, Inc. and Macq Corp. (previously filed with the Current Report on Form 8-K filed by PolyMedica Corporation on August 29, 2007 and incorporated herein by reference).

10.1	Indenture, dated September 19, 2006, between PolyMedica Corporation and LaSalle Bank National Association (previously filed with the Current Report on Form 8-K filed by PolyMedica Corporation on September 19, 2006 and incorporated herein by reference).

10.2	Supplemental Indenture, dated October 31, 2007, between PolyMedica Corporation and LaSalle National Bank Association

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, PolyMedica has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDICA CORPORATION
Date: November 1, 2007	By:	/s/ Devin J. Anderson
Devin J. Anderson
Assistant Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
2.1	Agreement and Plan of Merger, dated as of August 27, 2007, by and among PolyMedica Corporation , Medco Health Solutions, Inc. and Macq Corp. (previously filed with the Current Report on Form 8-K filed by PolyMedica Corporation on August 29, 2007 and incorporated herein by reference).

10.1	Indenture, dated September 19, 2006, between PolyMedica Corporation and LaSalle Bank National Association (previously filed with the Current Report on Form 8-K filed by PolyMedica Corporation on September 19, 2006 and incorporated herein by reference).

10.2	Supplemental Indenture, dated October 31, 2007, between PolyMedica Corporation and LaSalle National Bank Association